Exhibit 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $13.4 million, EPS of $0.19

BOSTON, April 26, 2017 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ:BRKL) (the “Company”) today announced net income of $13.4 million, or $0.19 per basic and diluted share, for the first quarter of 2017, compared to $12.8 million, or $0.18 per basic and diluted share, for the first quarter of 2016.

Paul Perrault, President and Chief Executive Officer of the Company, stated: “Brookline Bancorp has experienced solid growth in the first quarter of 2017. We have continued to grow our loan and deposit balances in an intense and competitive market. Entering the second quarter, we look forward to building upon the foundation of success we have achieved as we continue to grow our franchise.”

BALANCE SHEET

Total assets at March 31, 2017 increased $59.6 million to $6.50 billion from $6.44 billion at December 31, 2016, and increased $316.7 million from $6.18 billion at March 31, 2016. At March 31, 2017, total loans and leases were $5.46 billion, representing an increase of $62.9 million from December 31, 2016, and an increase of $331.3 million from March 31, 2016. During the first quarter of 2017, total loans and leases grew 4.7 percent on an annualized basis. Solid loan growth continued in the commercial real estate and commercial loan and lease portfolios, which increased $57.6 million during the first quarter of 2017, or 5.2 percent on an annualized basis.

Investment securities at March 31, 2017 increased $18.4 million to $629.1 million, comprising 9.7 percent of total assets, as compared to $610.8 million, or 9.5 percent of total assets, at December 31, 2016, and increased approximately $9.5 million from $619.6 million, or 10.0 percent of total assets, at March 31, 2016.

Total deposits at March 31, 2017 increased $40.8 million to $4.65 billion from $4.61 billion at December 31, 2016 and increased $258.4 million from $4.39 billion at March 31, 2016. Core deposits, which consists of demand checking, NOW, savings, and money market accounts, decreased $8.8 million from December 31, 2016 and increased $276.0 million from March 31, 2016. The average cost of interest bearing deposits increased slightly to 56 basis points for the three months ended March 31, 2017 from 55 basis points for the three months ended December 31, 2016.

Total borrowings at March 31, 2017 increased $12.7 million to $1.06 billion from $1.04 billion at December 31, 2016 and increased $28.5 million from $1.03 billion at March 31, 2016.

The ratio of stockholders’ equity to total assets was 10.83 percent at March 31, 2017, as compared to 10.80 percent at December 31, 2016, and 11.01 percent at March 31, 2016, respectively. The ratio of tangible stockholders’ equity to tangible assets was 8.79 percent at March 31, 2017, as compared to 8.73 percent at December 31, 2016, and 8.83 percent at March 31, 2016.

NET INTEREST INCOME

Net interest income increased $1.2 million to $53.1 million during the first quarter of 2017 from the quarter ended December 31, 2016. The net interest margin increased 13 basis points to 353 basis points for the three months ended March 31, 2017.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2017 increased $10.5 million to $15.9 million from $5.4 million for the quarter ended December 31, 2016.

The Company completed the sale of Community Bank System, Inc. (Ticker CBU) stock which it acquired pursuant to the terms of the merger between CBU and Northeast Retirement Services, Inc. (“NRS”). The Company, through its wholly owned subsidiary, Brookline Securities Corp., owned 9,721 shares of NRS stock, and received $319.04 in cash and 14.876 shares of CBU common stock for each share of NRS stock it held. The Company realized a gain of $11.4 million on the NRS investment.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $13.4 million for the quarter ended March 31, 2017, compared to $3.2 million for the quarter ended December 31, 2016. The increase in the provision for the quarter was driven primarily by $6.3 million in additional reserves on taxi medallion loans and a specific reserve of $4.2 million related to two commercial credits.

Taxi medallion loans totaled $30.6 million at March 31, 2017 with reserve coverage of $7.6 million or 24.7%.

Net charge-offs for the first quarter of 2017 were $1.0 million compared to $8.3 million in the fourth quarter of 2016. The ratio of net charge-offs to average loans on an annualized basis decreased to 7 basis points for the first quarter of 2017 from 62 basis points for the fourth quarter of 2016.

The allowance for loan and lease losses represented 1.21 percent of total loans and leases at March 31, 2017, compared to 0.99 percent at December 31, 2016, and 1.14 percent at March 31, 2016. The allowance for loan and lease losses related to originated loans and leases represented 1.25 percent of originated loans and leases at March 31, 2017, compared to 1.03 percent at December 31, 2016, and 1.20 percent at March 31, 2016.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2017 increased $1.1 million to $33.8 million from $32.6 million for the quarter ended December 31, 2016. The increase was primarily driven by an increase of $0.1 million in compensation and employee benefits, an increase of $0.1 million in occupancy costs, an increase of $0.2 million in professional services, an increase of $0.2 million in FDIC insurance, and an increase of $0.6 million in other non-interest expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 35.9 percent and 35.1 percent for the three months ended March 31, 2017 and December 31, 2016, respectively.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets of 0.83 percent remained unchanged during the first quarter of 2017 from 0.83 percent at December 31, 2016. The return on average tangible assets remained unchanged at 0.85 percent for the first quarter of 2017 from 0.85 percent for the fourth quarter of 2016.

The return on average stockholders' equity decreased during the first quarter of 2017 to 7.58 percent from 7.59 percent for the fourth quarter of 2016. The return on average tangible stockholders’ equity decreased to 9.55 percent for the first quarter of 2017 from 9.60 percent for the fourth quarter of 2016.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.83 percent at March 31, 2017 as compared to 0.74 percent at December 31, 2016. Nonperforming loans and leases increased $5.0 million to $45.1 million at March 31, 2017 from $40.1 million at December 31, 2016. Nonperforming assets at March 31, 2017 increased $5.9 million to $47.3 million, or 0.73 percent of total assets, from $41.5 million, or 0.64 percent of total assets, at December 31, 2016.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.09 per share for the quarter ended March 31, 2017. The dividend will be paid on May 26, 2017 to stockholders of record on May 12, 2017.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, April 27, 2017 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10105550. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $6.5 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$53,098	$51,854	$52,350	$50,257	$49,203
Provision for credit losses	13,402	3,215	2,215	2,545	2,378
Non-interest income	15,908	5,430	5,329	5,375	6,469
Non-interest expense	33,756	32,607	33,388	32,250	32,053
Income before provision for income taxes	21,848	21,462	22,076	20,837	21,241
Net income attributable to Brookline Bancorp, Inc.	13,445	13,279	13,617	12,654	12,812

Performance Ratios:
Net interest margin (1)	3.53%	3.40%	3.48%	3.44%	3.45%
Interest-rate spread (1)	3.29%	3.24%	3.32%	3.25%	3.26%
Return on average assets (annualized)	0.83%	0.83%	0.86%	0.81%	0.84%
Return on average tangible assets (annualized) (non-GAAP)	0.85%	0.85%	0.88%	0.83%	0.86%
Return on average stockholders' equity (annualized)	7.58%	7.59%	7.83%	7.38%	7.57%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	9.55%	9.60%	9.94%	9.40%	9.69%
Efficiency ratio (2)	48.92%	56.92%	57.89%	57.97%	57.57%

Per Common Share Data:
Net income — Basic	$0.19	$0.19	$0.19	$0.18	$0.18
Net income — Diluted	0.19	0.19	0.19	0.18	0.18
Cash dividends declared	0.09	0.09	0.09	0.09	0.09
Book value per share (end of period)	10.00	9.88	9.90	9.82	9.69
Tangible book value per share (end of period) (non-GAAP)	7.93	7.81	7.81	7.73	7.59
Stock price (end of period)	15.65	16.40	12.19	11.03	11.01

Balance Sheet:
Total assets	$6,497,721	$6,438,129	$6,380,312	$6,296,502	$6,181,030
Total loans and leases	5,461,779	5,398,864	5,332,300	5,259,038	5,130,445
Total deposits	4,651,903	4,611,076	4,564,906	4,485,154	4,393,456
Brookline Bancorp, Inc. stockholders’ equity	703,873	695,544	696,371	689,656	680,417

Asset Quality:
Nonperforming assets	$47,349	$41,476	$38,704	$33,809	$32,470
Nonperforming assets as a percentage of total assets	0.73%	0.64%	0.61%	0.54%	0.53%
Allowance for loan and lease losses	$66,133	$53,666	$58,892	$57,258	$58,606
Allowance for loan and lease losses as a percentage of total loans and leases	1.21%	0.99%	1.10%	1.09%	1.14%
Net loan and lease charge-offs	$995	$8,337	$520	$4,018	$400
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.07%	0.62%	0.04%	0.31%	0.03%

Capital Ratios:
Stockholders’ equity to total assets	10.83%	10.80%	10.91%	10.95%	11.01%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.79%	8.73%	8.82%	8.82%	8.83%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$33,565	$36,055	$32,196	$22,677	$31,127
Short-term investments	29,178	31,602	32,351	47,265	42,795
Total cash and cash equivalents	62,743	67,657	64,547	69,942	73,922
Investment securities available-for-sale	528,433	523,634	524,295	532,967	536,182
Investment securities held-to-maturity	100,691	87,120	77,094	69,590	83,409
Total investment securities	629,124	610,754	601,389	602,557	619,591
Loans and leases held-for-sale	1,152	13,078	21,109	1,585	3,190
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,066,599	2,050,382	2,038,477	1,974,289	1,958,057
Multi-family mortgage	733,822	731,186	703,743	721,771	682,317
Construction	150,734	136,999	141,208	144,463	126,024
Total commercial real estate loans	2,951,155	2,918,567	2,883,428	2,840,523	2,766,398
Commercial loans and leases:
Commercial	644,240	635,426	652,316	628,281	616,290
Equipment financing	815,753	799,860	764,647	750,503	721,621
Condominium association	60,396	60,122	53,903	61,962	60,728
Total commercial loans and leases	1,520,389	1,495,408	1,470,866	1,440,746	1,398,639
Consumer loans:
Residential mortgage	631,863	624,349	617,065	624,423	617,501
Home equity	343,386	342,241	340,954	333,527	318,859
Other consumer	14,986	18,299	19,987	19,819	29,048
Total consumer loans	990,235	984,889	978,006	977,769	965,408
Total loans and leases	5,461,779	5,398,864	5,332,300	5,259,038	5,130,445
Allowance for loan and lease losses	(66,133)	(53,666)	(58,892)	(57,258)	(58,606)
Net loans and leases	5,395,646	5,345,198	5,273,408	5,201,780	5,071,839
Restricted equity securities	68,065	64,511	65,683	64,677	65,438
Premises and equipment, net of accumulated depreciation	76,973	76,176	75,462	76,131	77,128
Deferred tax asset	29,859	25,247	22,894	22,301	24,181
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	7,601	8,133	8,754	9,377	9,998
Other real estate owned and repossessed assets	2,286	1,399	1,152	751	565
Other assets	86,382	88,086	108,024	109,511	97,288
Total assets	$6,497,721	$6,438,129	$6,380,312	$6,296,502	$6,181,030
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$898,161	$900,474	$889,278	$852,869	$793,195
Interest-bearing deposits:
NOW accounts	321,392	323,160	298,629	295,126	286,920
Savings accounts	575,808	613,061	591,156	557,607	555,843
Money market accounts	1,765,895	1,733,359	1,679,797	1,628,550	1,649,348
Certificate of deposit accounts	1,090,647	1,041,022	1,106,046	1,151,002	1,108,150
Total interest-bearing deposits	3,753,742	3,710,602	3,675,628	3,632,285	3,600,261
Total deposits	4,651,903	4,611,076	4,564,906	4,485,154	4,393,456
Borrowed funds:
Advances from the FHLBB	930,001	910,774	900,971	904,685	905,953
Subordinated debentures and notes	83,147	83,105	83,043	83,021	82,978
Other borrowed funds	43,637	50,207	38,639	40,733	39,378
Total borrowed funds	1,056,785	1,044,086	1,022,653	1,028,439	1,028,309
Mortgagors’ escrow accounts	8,032	7,645	8,166	7,419	7,905
Accrued expenses and other liabilities	69,752	72,573	81,670	79,541	64,566
Total liabilities	5,786,472	5,735,380	5,677,395	5,600,553	5,494,236
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,744,445 shares issued	757	757	757	757	757
Additional paid-in capital	617,364	616,734	616,142	617,738	617,477
Retained earnings, partially restricted	143,766	136,671	129,740	122,469	116,151
Accumulated other comprehensive (loss) income	(3,261)	(3,818)	4,896	5,969	3,352
Treasury stock, at cost;
4,707,096 shares, 4,707,096 shares, 4,734,512 shares, 4,862,193 shares, and 4,861,554 shares, respectively	(53,837)	(53,837)	(54,151)	(56,215)	(56,208)
Unallocated common stock held by the Employee Stock Ownership Plan;
168,099 shares, 176,688 shares, 185,787 shares, 194,880 shares, and 203,973 shares, respectively	(916)	(963)	(1,013)	(1,062)	(1,112)
Total Brookline Bancorp, Inc. stockholders’ equity	703,873	695,544	696,371	689,656	680,417
Noncontrolling interest in subsidiary	7,376	7,205	6,546	6,293	6,377
Total stockholders' equity	711,249	702,749	702,917	695,949	686,794
Total liabilities and stockholders' equity	$6,497,721	$6,438,129	$6,380,312	$6,296,502	$6,181,030

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$58,558	$57,247	$57,858	$55,369	$54,247
Debt securities	3,000	2,881	2,822	3,075	2,932
Marketable and restricted equity securities	726	762	804	729	680
Short-term investments	67	93	47	63	39
Total interest and dividend income	62,351	60,983	61,531	59,236	57,898
Interest expense:
Deposits	5,080	5,195	5,112	5,018	4,745
Borrowed funds	4,173	3,934	4,069	3,961	3,950
Total interest expense	9,253	9,129	9,181	8,979	8,695
Net interest income	53,098	51,854	52,350	50,257	49,203
Provision for credit losses	13,402	3,215	2,215	2,545	2,378
Net interest income after provision for credit losses	39,696	48,639	50,135	47,712	46,825
Non-interest income:
Deposit fees	2,252	2,263	2,289	2,216	2,145
Loan fees	261	322	330	287	330
Loan level derivative income, net	402	265	858	1,210	1,629
Gain on sales of investment securities, net	11,393	—	—	—	—
Gain on sales of loans and leases held-for-sale	353	1,270	588	345	905
Loss on sale/disposals of premises and equipment, net	(26)	—	—	—	—
Other	1,273	1,310	1,264	1,317	1,460
Total non-interest income	15,908	5,430	5,329	5,375	6,469
Non-interest expense:
Compensation and employee benefits	19,784	19,657	20,369	19,083	18,727
Occupancy	3,645	3,520	3,411	3,391	3,526
Equipment and data processing	4,063	4,028	3,826	3,898	3,714
Professional services	1,106	927	997	962	966
FDIC insurance	855	655	956	843	878
Advertising and marketing	817	823	844	853	861
Amortization of identified intangible assets	532	621	623	621	635
Other	2,954	2,376	2,362	2,599	2,746
Total non-interest expense	33,756	32,607	33,388	32,250	32,053
Income before provision for income taxes	21,848	21,462	22,076	20,837	21,241
Provision for income taxes	7,835	7,524	7,804	7,465	7,599
Net income before noncontrolling interest in subsidiary	14,013	13,938	14,272	13,372	13,642
Less net income attributable to noncontrolling interest in subsidiary	568	659	655	718	830
Net income attributable to Brookline Bancorp, Inc.	$13,445	$13,279	$13,617	$12,654	$12,812
Earnings per common share:
Basic	$0.19	$0.19	$0.19	$0.18	$0.18
Diluted	$0.19	$0.19	$0.19	$0.18	$0.18
Weighted average common shares outstanding during the period:
Basic	70,386,766	70,362,702	70,299,722	70,196,950	70,186,921
Diluted	70,844,096	70,592,204	70,450,760	70,388,438	70,343,408
Dividends declared per common share	$0.09	$0.09	$0.09	$0.09	$0.09

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$5,671	$5,340	$1,688	$2,408	$5,440
Multi-family mortgage	1,095	1,404	1,418	1,446	1,446
Total commercial real estate loans	6,766	6,744	3,106	3,854	6,886

Commercial	27,442	22,974	24,051	17,944	15,050
Equipment financing	6,445	6,758	6,652	6,947	5,391
Total commercial loans and leases	33,887	29,732	30,703	24,891	20,441

Residential mortgage	3,001	2,501	1,749	2,048	2,132
Home equity	1,333	951	1,780	1,976	2,104
Other consumer	76	149	214	289	342
Total consumer loans	4,410	3,601	3,743	4,313	4,578

Total nonaccrual loans and leases	45,063	40,077	37,552	33,058	31,905

Other real estate owned	618	618	367	407	408
Other repossessed assets	1,668	781	785	344	157
Total nonperforming assets	$47,349	$41,476	$38,704	$33,809	$32,470

Loans and leases past due greater than 90 days and still accruing	$6,515	$7,077	$8,275	$4,151	$3,512

Troubled debt restructurings on accrual	13,662	13,883	16,303	15,693	16,697
Troubled debt restructurings on nonaccrual	11,756	11,919	15,715	15,621	14,614
Total troubled debt restructurings	$25,418	$25,802	$32,018	$31,314	$31,311

Nonperforming loans and leases as a percentage of total loans and leases	0.83%	0.74%	0.70%	0.63%	0.62%
Nonperforming assets as a percentage of total assets	0.73%	0.64%	0.61%	0.54%	0.53%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$53,666	$58,892	$57,258	$58,606	$56,739
Charge-offs	(1,382)	(8,629)	(839)	(4,324)	(875)
Recoveries	387	292	319	306	475
Net charge-offs	(995)	(8,337)	(520)	(4,018)	(400)
Provision for loan and lease losses	13,462	3,111	2,154	2,670	2,267
Allowance for loan and lease losses at end of period	$66,133	$53,666	$58,892	$57,258	$58,606

Allowance for loan and lease losses as a percentage of total loans and leases	1.21%	0.99%	1.10%	1.09%	1.14%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.25%	1.03%	1.15%	1.13%	1.20%

NET CHARGE-OFFS:
Commercial real estate loans	$(116)	$635	$50	$1,153	$331
Commercial loans and leases	1,065	7,119	375	2,316	64
Consumer loans	46	583	95	549	5
Total net charge-offs	$995	$8,337	$520	$4,018	$400

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.07%	0.62%	0.04%	0.31%	0.03%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$613,520	$3,110	2.03%	$606,569	$2,977	1.96%	$604,034	$3,011	1.99%
Marketable and restricted equity securities (2)	69,508	718	4.13%	66,660	770	4.62%	66,887	679	4.07%
Short-term investments	32,127	67	0.84%	78,053	93	0.48%	41,861	39	0.38%
Total investments	715,155	3,895	2.18%	751,282	3,840	2.04%	712,782	3,729	2.09%
Loans and Leases:
Commercial real estate loans (3)	2,930,345	29,467	4.02%	2,888,967	28,896	3.91%	2,698,098	27,266	4.04%
Commercial loans (3)	699,687	7,113	4.07%	702,273	7,079	3.95%	670,671	6,651	3.93%
Equipment financing (3)	806,139	13,114	6.51%	777,324	12,527	6.45%	726,928	11,750	6.47%
Indirect automobile loans (3)									4.93%
Residential mortgage loans (3)	634,885	5,609	3.53%	627,650	5,512	3.51%	625,351	5,559	3.56%
Other consumer loans (3)	360,791	3,495	3.93%	364,117	3,475	3.78%	342,571	3,270	3.83%
Total loans and leases	5,431,847	58,798	4.33%	5,360,331	57,489	4.29%	5,063,619	54,496	4.30%
Total interest-earning assets	6,147,002	62,693	4.08%	6,111,613	61,329	4.01%	5,776,401	58,225	4.03%
Allowance for loan and lease losses	(54,314)			(58,337)			(57,125)
Non-interest-earning assets	368,495			372,707			373,582
Total assets	$6,461,183			$6,425,983			$6,092,858

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$320,671	55	0.07%	$307,450	53	0.07%	$279,414	51	0.07%
Savings accounts	614,085	310	0.20%	628,096	324	0.21%	564,681	344	0.25%
Money market accounts	1,744,534	2,009	0.47%	1,717,989	2,002	0.46%	1,629,054	1,775	0.44%
Certificates of deposit	1,021,949	2,706	1.07%	1,085,763	2,816	1.03%	1,077,639	2,575	0.96%
Total interest-bearing deposits	3,701,239	5,080	0.56%	3,739,298	5,195	0.55%	3,550,788	4,745	0.54%
Borrowings
Advances from the FHLBB	929,822	2,857	1.23%	853,572	2,635	1.21%	863,960	2,669	1.22%
Subordinated debentures and notes	83,124	1,260	6.07%	83,079	1,265	6.09%	82,955	1,256	6.06%
Other borrowed funds	60,634	56	0.38%	46,991	34	0.28%	39,624	25	0.26%
Total borrowings	1,073,580	4,173	1.55%	983,642	3,934	1.56%	986,539	3,950	1.58%
Total interest-bearing liabilities	4,774,819	9,253	0.79%	4,722,940	9,129	0.77%	4,537,327	8,695	0.77%
Non-interest-bearing liabilities:
Demand checking accounts	898,481			910,835			798,869
Other non-interest-bearing liabilities	71,812			85,670			73,700
Total liabilities	5,745,112			5,719,445			5,409,896
Brookline Bancorp, Inc. stockholders’ equity	709,095			699,749			677,101
Noncontrolling interest in subsidiary	6,976			6,789			5,861
Total liabilities and equity	$6,461,183			$6,425,983			$6,092,858
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		53,440	3.29%		52,200	3.24%		49,530	3.26%
Less adjustment of tax-exempt income		342			346			327
Net interest income		$53,098			$51,854			$49,203
Net interest margin (5)			3.53%			3.40%			3.45%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in Thousands)

Net income, as reported	$13,445	$13,279	$13,617	$12,654	$12,812

Average total assets	$6,461,183	$6,425,983	$6,360,097	$6,237,463	$6,092,858
Less: Average goodwill and average identified intangible assets, net	145,778	146,382	146,997	147,619	148,248
Average tangible assets	$6,315,405	$6,279,601	$6,213,100	$6,089,844	$5,944,610

Return on average tangible assets (annualized)	0.85%	0.85%	0.88%	0.83%	0.86%

Average total stockholders’ equity	$709,095	$699,749	$695,205	$685,996	$677,101
Less: Average goodwill and average identified intangible assets, net	145,778	146,382	146,997	147,619	148,248
Average tangible stockholders’ equity	$563,317	$553,367	$548,208	$538,377	$528,853

Return on average tangible stockholders’ equity (annualized)	9.55%	9.60%	9.94%	9.40%	9.69%

Brookline Bancorp, Inc. stockholders’ equity	$703,873	$695,544	$696,371	$689,656	$680,417
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	7,601	8,133	8,754	9,377	9,998
Tangible stockholders' equity	$558,382	$549,521	$549,727	$542,389	$532,529

Total assets	$6,497,721	$6,438,129	$6,380,312	$6,296,502	$6,181,030
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	7,601	8,133	8,754	9,377	9,998
Tangible assets	$6,352,230	$6,292,106	$6,233,668	$6,149,235	$6,033,142

Tangible stockholders’ equity to tangible assets	8.79%	8.73%	8.82%	8.82%	8.83%

Tangible stockholders' equity	$558,382	$549,521	$549,727	$542,389	$532,529

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	4,707,096	4,707,096	4,734,512	4,862,193	4,861,554
Unallocated ESOP shares	168,099	176,688	185,787	194,880	203,973
Unvested restricted shares	476,854	476,854	476,938	484,066	486,035
Number of common shares outstanding	70,392,396	70,383,807	70,347,208	70,203,306	70,192,883

Tangible book value per common share	$7.93	$7.81	$7.81	$7.73	$7.59

Allowance for loan and lease losses	$66,133	$53,666	$58,892	$57,258	$58,606
Less:
Allowance for acquired loans and leases losses	1,304	1,253	1,640	2,178	1,938
Allowance for originated loan and lease losses	$64,829	$52,413	$57,252	$55,080	$56,668

Total loans and leases	$5,461,779	$5,398,864	$5,332,300	$5,259,038	$5,130,445
Less:
Total acquired loans and leases	295,055	315,304	346,377	371,986	395,782
Total originated loans and leases	$5,166,724	$5,083,560	$4,985,923	$4,887,052	$4,734,663

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.25%	1.03%	1.15%	1.13%	1.20%